EXHIBIT 1



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

     We have read Item 4 included in the Form 8-K dated November 29, 1999 of Recoton Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                             Very truly yours,


                                            /S/ CORNICK, GARBER & SANDLER, LLP
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                                            CERTIFIED PUBLIC ACCOUNTANTS